EXHIBIT 23.2


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Axcan Pharma Inc. Amended and Restated Stock Option Plan of our report dated September 15, 1999, with respect to the consolidated financial statements for the seven months ended July 31, 1999 and the year ended December 31, 1998.

/s/ Ernst & Young LLP

Birmingham, Alabama

December 12, 2001